Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Forte Biosciences, Inc. 2020 Inducement Equity Incentive Plan and the Forte Subsidiary, Inc. 2018 Equity Incentive Plan of Forte Biosciences, Inc. of our report dated February 27, 2020, with respect to the financial statements of Forte Biosciences, Inc. (Formerly Tocagen Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

August 11, 2020